Exhibit 10.23



                    OPHTHALMIC IMAGING SYSTEMS
                       EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT is made and entered into as of this 14 day of July 1997, by and between OPHTHALMIC IMAGING SYSTEMS, a California corporation ("Employer") and WILLIAM L. MINCE ("Employee").

     NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties to this Agreement mutually agree as follows:

                            AGREEMENTS

     1. EMPLOYEE'S DUTIES AND AUTHORITY. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, as President/Chief Operating Officer of Employer. Employee's duties shall be as provided in Employer's bylaws and/or as specified by Employer's board of directors from time to time.

     2. LIMITATIONS ON OUTSIDE ACTIVITIES. During the term of this Agreement, Employee shall devote his best efforts, full energies, abilities and productive time to the performance of his duties under this Agreement and shall not, without Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activities that would materially interfere with the performance of his duties under this Agreement.

     3.   COMPETITION, SOLICITATION.

          A. During the term of this Agreement, Employee shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder or otherwise, promote, participate or engage in any activity or other business competitive with Employer's business.

          B. Because of his employment by Employer, Employee will have access to trade secrets, customer lists and customers and its methods of doing business. Employee agrees not to use or disclose, directly or indirectly, to any person, organization or entity:

               (1) any confidential information or knowledge concerning the business and affairs of the company or

               (2) any inventions, discoveries, improvements, products, processes, technology, trade secrets, customer lists or any other confidential materials whether acquired before or after the effective date of this Agreement is disclosure or use would adversely affect the business of the company or accord to a competitor of Employer a material commercial advantage. This paragraph does not restrict Employee from disseminating or

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                    using  any  information which is published or available
                    to the general public, except where such publication or availability results from Employee's acts.

          C. Employee agrees that for a period of three (3) years after expiration or earlier termination of this Agreement, he will not, directly or indirectly, solicit any of the customers of Employer's to transact business with any other firm or enterprise which is engaged in competition with Employer.

     4. TERM OF AGREEMENT. Subject to earlier termination as provided in this Agreement, the term of this Agreement shall be two (2) years from the date of this Agreement.

     5. COMPENSATION. Employer makes no representations and provides no advice concerning the treatment by taxing authorities of any Employee compensation set forth in this Agreement. Employer strongly urges Employee to consult with his own independent tax advisers. Employer shall compensate Employee according to the terms of this Agreement as follows:

          A. In consideration for the services to be rendered by Employee under this Agreement, the Employer agrees to pay, and Employee agrees to accept as compensation, an annual salary of ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000) per year, payable in accordance with the Company's standard payroll policies.

          B. Employee shall be eligible for an annual bonus in an amount not to exceed FORTY TWO THOUSAND DOLLARS ($42,000), which amount is equal to 30% of Employee's annual salary. The criteria and/or formulae by which the actual bonus amount is calculated will be determined pursuant to a separate agreement. With respect to 50% of the actual bonus amount Employee agrees to accept as payment thereof, and Employer agrees to issue as payment, unregistered shares of the Company's Common Stock, which includes customary transfer restrictions, the fair market value ("FMV") of which at the date of issuance, is equal to 50% of the actual bonus payment. FMV of each share so issued shall be the closing price on the applicable national securities exchange on the date of issuance.

          C. Employer agrees to grant, and Employee agrees to accept, a stock option to purchase 100,000 shares of the Company's Common Stock at the closing market price of the stock on the date duly granted by the Company's Board of Directors, which date will not be before the date of this Agreement, nor later than the minimum period practicable after the date of this Agreement and in any event no later than the day before any public announcement of Employee's hiring. The option shall vest and become exercisable with respect to TWENTY FIVE THOUSAND (25,000) of the shares at the completion of Employee's sixth month of employment and with respect to TWO THOUSAND FIVE HUNDRED (2,500) of the shares at the completion of each of the subsequent 30 months thereafter for a total vesting period of 36 months, subject to the


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               terms and conditions  of the Stock Option Agreement pursuant to which stock option is granted.

          D. In consideration for relocation expenses to be incurred by the Employee, including, but not limited to temporary housing, meals, moving and other related expenses, Employer agrees to pay, and Employee agrees to accept as a relocation allowance, up to THIRTY THOUSAND DOLLARS ($30,000), with such allowance to be used at the sole discretion of the Employee.

          E. Employee shall be entitled to up to five (5) days of professional development during the first year of employment for which time the Employer agrees to pay the Employee's salary. Employee shall be entitled to be reimbursed for expenses incurred in connection with such development, including, but not limited to, expenses of travel and entertainment, meals, lodgings and other expenses of a business nature, upon presentation of appropriate vouchers.

          F. Employee shall be reimbursed for ordinary and necessary business expenses incurred in connection with his employment, including, but not limited to, expenses of travel and entertainment, meals, lodgings and other expenses of a business nature, upon presentation of appropriate vouchers.

          G. Employee shall be entitled to such fringe benefits, including life, disability, accident, health, wage continuation and other insurance and contributions to retirement plans, employee benefits plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans stock option, incentive or other bonus plans, paid vacations and other similar plans or programs, if any, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

          H. Salary increases, if any, will be made only at the sole discretion of Employer during the term of this Agreement.

          I. Employee shall receive full compensation and benefits for any period of illness or incapacity during the term of this Agreement, provided, however, Employer shall have the right to terminate this agreement if such illness or incapacity shall be of such a character as to totally disable Employee from rendering any services to Employer for a period of more than sixty (60) days, by giving at least twenty-one (21) days' written notice of its intention to do so. If Employee shall resume his duties within the twenty-one (21) day period following receipt of such notice, and shall perform such duties on a regular basis for sixty (60) days thereafter, this Agreement and Employee's employment hereunder shall continue in full force and effect, and Employer's notice of intention to terminate shall have no further force or validity.


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          J.   Employee shall be entitled  to  severance  pay  if  Employer
               terminates   Employee's  employment  under  this  Agreement,
               except as set forth in Section 7, below, or if Employee resigns because of Employer's breach of this Agreement or
               because    of   a   reduction   in   scope   of   Employee's
               responsibilities or corresponding change in title.

          Employer agrees to pay, and Employee agrees to accept, as full and complete severance, if applicable, an amount equal to the greater of: (i) SEVENTY THOUSAND DOLLARS ($70,000); or (ii) one twelfth of Employee's annual salary for each month of employment, not to exceed ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000). The severance pay is deemed to be a reasonable estimate of Employee damages, the exact amount of which cannot be ascertained.

     6. INDEMNIFICATION BY EMPLOYER. Employer shall, to the maximum extent permitted by law, indemnify and hold Employee harmless against expenses, including reasonable attorney's fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Employee's employment by Employer. Employer shall advance to Employee any expenses incurred in defending any such proceeding to the maximum extent permitted by law.

     7.   TERMINATION.   Employer  shall  be  entitled  at  its  option  to
terminate Employee's employment under this Agreement at any time, for the following reasons:

          A. Because of Employee's fraud, misappropriation, embezzlement or theft;

          B.   Because of Employee's conviction of a felony;

          C. Because Employee has engaged in competitive activities in breach of his covenants under Section 3 above;

          D.   Because Employee has abandoned his duties; or

          E.   As provided in Section 5I, above.

          F. Without cause, and for any reason, provided that in such event Employer shall pay to Employee, and Employee shall accept, severance pay as provided in Section 5J, above.

          Such a termination of Employee's employment shall not constitute a breach of this Agreement by Employer. Upon a termination under subsection 7A, 7B, 7C or 7D, Employer shall be obligated to pay only compensation which has accrued due to actions to Employee before such termination. Employee shall not be entitled to severance pay or continuing benefits of any kind upon such termination, other than such benefits mandated by law.

     8. PROPRIETARY INFORMATION AND INVENTIONS. All processes, inventions, patents, copyrights, trademarks and other intangible rights that may be conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived or developed during Employee's working hours, and with respect to which the


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equipment, supplies, facilities or trade secret information of Employer was used, or that relate to the ocular health care business of Employer, or that result from any work performed by Employee for Employer, shall be the
sole  property  of  Employer.   Employee  shall disclose  to  Employer  all
inventions conceived during the term of employment, whether or not the property of Employer under the terms of preceding sentence provided that
such  disclosure shall be received by  Employer  in  confidence.   Employee
shall execute all documents, including patent applications and assignments, required by Employer to establish Employer's rights under this section. This section does not apply to any invention that qualifies fully under the provisions of section 2870 of the California Labor Code, a copy of which attached hereto as Exhibit A.

     9. VACATION. Employee shall be entitled to vacation benefits as made available by the Company in accordance with standard Company vacation policy, except that Employee shall be entitled to 15 vacation days per year during the term of this Agreement, during which time his compensation shall be paid in full.

     10. DEATH DURING EMPLOYMENT. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employer shall pay to the estate of Employee the basic annual salary and expense requirement which would otherwise be payable to Employee through the last day of the calendar year in which his death shall have occurred, provided that the salary payment shall not, in any event, represent less than one
(1) month salary.

     11.  MISCELLANEOUS.

          A. NO CONFLICT. Employee hereby warrants that he is not now under any legal or contractual obligation that would conflict in any manner whatsoever with the obligations and duties by him herein undertaken, and that the execution of this Agreement will not breach any agreement to which Employee is presently a party.

          B. CONSTRUCTION. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of California and shall be binding upon, and shall inure to the benefit of the heirs, executors, assigns, transferees and successors in interest of the parties hereto, notwithstanding the reorganization, merger, consolidation or change in personnel or Employer.

          C. NOTICES. Any notice to Employer required or permitted under this Agreement shall be given in writing to Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Employer at its then principal place of business. Any such notice to Employee shall be given in a like manner, and if mailed, shall be addressed to Employee at his home address then shown in Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if personally served on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in his section.


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          D.   WAIVER OF BREACH.  The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any provision or of any subsequent breach of the same provision or of any subsequent breach of the same provision thereof.

          E. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and supersedes all prior and contemporaneous, oral or written, agreements, understandings and the like between the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          F. SEVERABILITY. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, such portion or portions of this Agreement are hereby declared to be of no force or effect in such jurisdiction, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included herein.

          G. SECTION HEADINGS. The section headings used herein are provided for informational purposes only and shall effect neither the meaning of the terms nor the intent of the parties.

          H. ATTORNEYS' FEES. If any action is commenced to enforce or interpret the terms of this Agreement, the prevailing party is such action shall be entitled to recover his or its attorneys' fees and other costs incurred.

          I. ASSIGNABILITY; SUCCESSORS AND MERGERS. Neither party hereunder shall have the right to assign this Agreement or any rights or obligations hereunder without the consent of the other party; provided, however, that upon the sale of all or substantially all the assets, business and goodwill of Employer to another corporation, or upon the merger or consolidation of Employer with another corporation or corporations, this Agreement shall inure to the benefit of and be binding upon, both Employee and the corporation purchasing such assets, business or goodwill or surviving such merger or resulting from such consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were Employer.

          J. REMEDIES. If any of the covenants or agreements contained in paragraphs 3 or 8 here of are violated, Employee agrees and acknowledges that such violation or threatened violation will cause irreparable injury to Employer and that the remedy at law for such violation or threatened violation will be inadequate and that Employer will be entitled to injunctive relief without the necessity of proving actual damages.


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     IN WITNESS WHEREOF, the parties have executed  this  Agreement  on the date first written above.

                              EMPLOYER:

                              OPHTHALMIC IMAGING SYSTEMS,
                              a California corporation

                              By:   STEVEN R. VERDOONER

                              Its:  Chief Executive Officer


                              EMPLOYEE:

                              WILLIAM L. MINCE
                              William L. Mince